SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                     Date of Report:  September 11, 1998



                           MIDDLESEX WATER COMPANY
            (Exact name of registrant as specified in its charter)



         NEW JERSEY                      0-422                22-1114430
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)         File Number)       Identification No.)



           1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830 (Address of principal executive offices, including zip code)




                                 (732) 634-1500
               (Registrant's telephone number, including area code)









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MIDDLESEX WATER COMPANY


Item 5.       Other Events


The Company is negotiating with the City of Perth Amboy, New Jersey (the "City"), the terms of a 20-year contract for operation, maintenance and management services for the City's Water System and Wastewater System. The City, with a population of 40,000, has approximately 9,500 customers, most of whom are served by both systems. The contract is being effected under New Jersey's Water Supply Public-Private Contracting Act and Wastewater Treatment Public-Private Contracting Act. Any agreement will be subject to regulatory approvals. If agreed to and approved, the contract is expected to go into effect early in 1999.












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                                    SIGNATURE






Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       MIDDLESEX WATER COMPANY
                                            (Registrant)






Date: September 11, 1998          /s/Marion F. Reynolds/
                                     Marion F. Reynolds
                                     Vice President, Secretary and Treasurer










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